UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 12, 2002

PRIME HOLDINGS AND INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

NEVADA 000-30477 88-0421215

(State or other jurisdiction (Commission) (IRS Employer

of incorporation) File Number) Identification No.)

8275 South Eastern Avenue, Las Vegas, Nevada 89123

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone number, including area code: (702) 990-8800

MyTravelGuide.com, Inc.

(Former Name of Registrant)

1. i. Registrant's primary accountant, David Coffey, was dismissed by the Company on February 12, 2002.

ii. No reports on the financial statements prepared by Mr. Coffey over the two most recent fiscal years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

iii. The decision to change accountants was approved by the Board on February 12, 2002.

iv. During the registrant's two most recent fiscal years, there were no disagreements with Mr. Coffey on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused it to make reference to the subject matter of the disagreements in connection with its report.

2. i. The registrant retained the services of Evancic Perrault Robertson on February 12, 2002 as their principal accountant.

ii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principals to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

iii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Mr. Coffey and requested that he furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Such letter will be filed as an amendment to this report upon receipt of such letter by the registrant, but no later than 10 days following the filing of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME HOLDINGS AND INVESTMENTS, INC.

/s/ John G. Visendi

John G. Visendi, CEO, Director

Dated: February 13, 2002